Exhibit 5.1

55 Hudson Yards | New York, NY 10001-2163 T: 212.530.5000 milbank.com

October 2, 2023

Turning Point Brands, Inc.
5201 Interchange Way
Louisville, Kentucky 40229

Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for Turning Point Brands, Inc., a Delaware corporation (the “Company”). The Registration Statement registers the following securities of the Company with an initial public offering price of up to $500,000,000 in the aggregate: (i) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), (ii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), (iii) depositary shares of the Company representing fractional interests in Preferred Stock (the “Depositary Shares”), (iv) warrants of the Company to purchase Common Stock, Preferred Stock or other securities (the “Warrants”), (v) units consisting of Common Stock, Preferred Stock, Debt Securities and/or Warrants to purchase Common Stock, Preferred Stock or Debt Securities in any combination (the “Units”) and (vi) one or more series of debt securities of the Company (the “Debt Securities”). The Common Stock, Preferred Stock, Depositary Shares, Warrants, Units and Debt Securities are collectively referred to as the “Securities.” The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements to the prospectus contained in the Registration Statement.

We are acting as counsel for the Company in connection with the registration of the Securities. We have examined the General Corporation Law of the State of Delaware (the “DGCL”), the Company’s Second Amended and Restated Certificate of Incorporation, the Company’s Second Amended and Restated Bylaws, other Company records, including resolutions of the Company’s board of directors, certificates, agreements and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. As to various questions of fact material to our opinions, we have, when relevant facts were not independently established, relied upon certificates of officers and representatives of the Company and public officials and statements and representations contained in the Registration Statement and other documents as we have deemed necessary as a basis for such opinions.

Based on and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered, and the Securities are issued, as applicable, as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and all Securities will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement, instrument or document with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (vi) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, (vii) the terms of such Securities will have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (viii) if issued in certificated form, certificates representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and if issued in book-entry form, the Securities will be duly registered to the extent required by any applicable agreement, we advise you that in our opinion:

(1)
Common Stock. Assuming that the issuance of the Common Stock and the terms of any offering thereof have been duly authorized, when the Common Stock have been duly issued and sold (in excess of par value thereof) in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, the Common Stock will be validly issued, fully paid and non-assessable. The Common Stock covered by the opinion in this paragraph include any Common Stock initially issuable upon conversion, exercise or exchange of any Preferred Stock, Warrants, Units or Debt Securities that are convertible into, or exercisable or exchangeable for, Common Stock.

(2)
Preferred Stock. Assuming that the issuance and terms of Preferred Stock of a particular series and the terms of any offering thereof have been duly authorized, when an appropriate certificate of designation with respect to the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and when the Preferred Stock have been duly issued and sold (in excess of par value thereof) in accordance with the applicable purchase, underwriting or similar agreement, and as contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and non-assessable. The Preferred Stock covered by the opinion in this paragraph include any Preferred Stock issuable in the form of Depository Shares or upon exercise of any Warrants or Units that are exercisable for Preferred Stock.

(3)
Depository Shares. Assuming that the issuance and terms of any Depositary Shares and the terms of any offering thereof have been duly authorized, when the terms of the deposit agreement under which the Depository Shares are to be issued have been duly established and the deposit agreement has been duly executed and delivered, when the terms of the Depository Shares and of their issuance and sale have been duly established in conformity with the deposit agreement, when the preferred stock represented by the Depository Shares has been duly delivered to the depository and when the depository receipts evidencing the Depository Shares have been duly issued against deposit of the Preferred Stock in accordance with the deposit agreement and issued and sold as contemplated by the Registration Statement, the depository receipts evidencing the Depository Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depository Shares and the deposit agreement. The Depository Shares covered by the opinion in this paragraph include any Depository Shares issuable upon exercise of any Warrants or Units that are exercisable for Depository Shares.

(4)
Warrants. Assuming that the issuance and terms of any Warrants and the terms of any offering thereof have been duly authorized, when the terms of the warrant agreement under which the Warrants are to be issued have been duly established and the warrant agreement has been duly authorized, executed and delivered, when the terms of such Warrants and their issuance and sale have been duly established in conformity with the applicable warrant agreement and when such Warrants have been duly executed and authenticated in accordance with the applicable warrant agreement and issued and sold as contemplated by the Registration Statement, such Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(5)
Debt Securities. Assuming that the issuance and terms of any Debt Securities and the terms of any offering thereof have been duly authorized, when the terms of the indenture under which the Debt Securities are to be issued have been duly established and the indenture has been duly authorized, executed and delivered, when the terms of a particular series of Debt Securities and their issuance and sale have been duly established in conformity with the applicable indenture and when such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the applicable indenture and issued and sold as contemplated by the Registration Statement, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

(6)
Units. Assuming that the issuance and terms of any Units and the terms of any offering thereof have been duly authorized, when the terms of the unit agreement under which the Units are to be issued have been duly established and the unit agreement has been duly authorized, executed and delivered, when the terms of such Units and of their issuance and sale have been duly established in conformity with the applicable unit agreement and when such Units have been duly executed and authenticated in accordance with the applicable unit agreement and issued and sold as contemplated by the Registration Statement, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.

The opinions expressed above with respect to enforceability are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The opinions are also subject to (i) the Registration Statement becoming effective pursuant to applicable law and (ii) the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority. We express no opinion herein as to the laws of any state or jurisdiction other than the DGCL and the federal laws of the United States of America.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectuses under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Milbank LLP